Applied DNA Sciences Enters Printing Ink Markets, Signs Agreement

with Printcolor Screen Ltd., Switzerland

STONY BROOK, N.Y.--(BUSINESS WIRE)--Applied DNA Sciences, Inc. (OTC Bulletin Board: APDN), a provider of DNA-based security solutions, today announced that it has entered into an Agreement with Printcolor Screen Ltd. (Printcolor), under which Printcolor will become a reseller of APDN’s SigNature DNA Markers. Printcolor, a printing ink company located in Berikon, Switzerland, provides a wide variety of printing inks to its customers throughout the world. Printcolor has established itself as a market leader in providing its customers with innovative and technologically advanced solutions for screen, pad, flexographic and digital inks. Working together, APDN and Printcolor hope to harness the quality of Printcolor inks together with the flexibility and affordability of APDN’s proprietary SigNature DNA Markers to slash counterfeiting and diversion losses of Printcolor customers.

The terms of this agreement provide for Printcolor to act as an authorized reseller of SigNature DNA Markers and permits Printcolor to embed APDN SigNature DNA Markers on all Printcolor products. Printcolor agreed to exclusively use APDN SigNature DNA Markers in its products and to market these products to its current and future customers. APDN agreed to provide Printcolor with sufficient quantities of SigNature DNA Markers to fulfill its customers needs on a non-exclusive basis, allowing APDN the opportunity to work with other printing ink companies in the future. APDN will not offer products to Printcolor customers except through Printcolor. In addition to adding SigNature DNA Markers to existing Printcolor products, APDN and Printcolor will work together to develop new products for clients as needed. This Agreement is for an initial three year period with automatic annual renewals thereafter.

As commerce transcends national borders and electronic boundaries, businesses are becoming increasingly concerned about the security of their products and brands and the protection of their customers. Governments too are anxious about lost taxes and tariffs due to smuggling and counterfeit products, as well as more sophisticated counterfeiting of printed products such as currencies, passports, bonds and other financial instruments. Counterfeiting, theft and diversion have an enormous impact on the global economy. The World Customs Organization and Interpol estimate that annual global trade in illegitimate goods was approximately $600 billion in 2004. Counterfeiting also presents a significant safety issue, especially for pharmaceuticals and foods and beverages that may come from a wide variety of sources.

“Printcolor prides itself on providing specialized and specific solutions in ink technology to each and every one of its customers and we are continually striving to increase our know-how and make the most of our resources. Partnering with Applied DNA Sciences is a perfect example of how we work with outside companies to continually bring the finest in ink technology and new innovations to our customers. The partnership between both companies completes the spectraCRYPT™ program of unique and forensic features for the brand protection and security market,” commented Dieter Hermann, CEO of Printcolor.

“We are pleased to announce the completion of our fourth marketing or reseller agreement in the first half of 2007,” stated Dr. James Hayward CEO of APDN. “The printing ink market is an important market in which to utilize SigNature DNA Markers and working with Printcolor, we can offer a low cost, high technology solution to the problems of counterfeiting and diversion faced by Printcolor customers.”

About Applied DNA Sciences, Inc.

Printcolor Screen Ltd. is a family owned and traditional ink manufacture which celebrates next year its 75th anniversary. Through the years, Printcolor has specialized more in niche markets and offers tailor made solutions for technical and industrial applications. The newest segment is the spectraCRYPT™ program with more than 20 different effect groups for distinctive and forensic attributes. The target markets are all demands for brand protection and security application especially the individualized and unforgeable marking for brand owners.

About Applied DNA Sciences, Inc.

Applied DNA Sciences, Inc. provides botanical DNA encryption, embedment and authentication solutions that can help protect companies, governments and consumers from counterfeiting, fraud, piracy, product diversion, identity theft and unauthorized intrusion into physical locations and databases. APDN’s common stock is listed on the Over-The-Counter Bulletin Board under the symbol "APDN".

The statements made by APDN may be forward-looking in nature and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe APDN’s future plans, projections, strategies and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of APDN. Actual results could differ materially from those projected due to our short operating history, limited market acceptance, market competition and various other factors detailed from time to time in APDN’s SEC reports and filings, including our Annual Report on Form 10-KSB, filed on January 16, 2007 and our subsequent quarterly reports on Form 10-QSB. APDN undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof to reflect the occurrence of unanticipated events.

SOURCE Applied DNA Sciences, Inc.

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